    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1997

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                          OPPENHEIMER CAPITAL, L.P. (1)
             (Exact name of registrant as specified in its charter)

             Delaware                                            13-3412614
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                       800 Newport Center Drive, Suite 100
                         Newport Beach, California 92660
                                 (714) 717-7022
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                                   ----------

                           1997 UNIT INCENTIVE PLAN OF
                          PIMCO ADVISORS HOLDINGS L.P.
                           AND PIMCO ADVISORS L.P. (1)

                              (Full title of Plan)

                                   ----------

            Kenneth M. Poovey                                          Copy to:
Executive Vice President and General Counsel                       David C. Flattum
        Oppenheimer Capital, L.P.                                  Latham & Watkins
   800 Newport Center Drive, Suite 100                    650 Town Center Drive, Suite 2000
     Newport Beach, California 92660                         Costa Mesa, California 92626
             (714) 717-7022                                         (714) 540-1235

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                    Proposed
                                                  Proposed          Maximum
  Title of Each Class             Amount          Maximum          Aggregate          Amount of
   of Securities to                to be       Offering Price       Offering         Registration
     be Registered              Registered      Per Unit (2)        Price (2)            Fee
-------------------------------------------------------------------------------------------------
Units of Limited Partner
Interest                        10,000,000        $31.22          $312,200,000         $92,099
==================================================================================================

(1) The Registrant will change its name from Oppenheimer Capital, L.P. to PIMCO Advisors Holdings L.P. effective January 1, 1998.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

================================================================================

                                     PART I

         The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Oppenheimer Capital, L.P., a Delaware limited partnership renamed to PIMCO Advisors Holdings L.P. effective January 1, 1998 (the "Partnership"), are incorporated as of their respective dates in this Registration Statement by reference:

        1. Prospectus, as filed with the Commission with the Registration Statement on Form S-1 on December 16, 1997, Registration No. 333-39585 (includes a description of the units of limited partner interest in PA Holdings);

        2.      Quarterly Report on Form 10-Q for the quarter ended July 31,
                1997;

        3.      Quarterly Report on Form 10-Q for the quarter ended October 31,
                1997;

        4. Current Report on Form 8-K as filed with the Commission on November 6, 1997 and the amendment thereto on Form 8-K/A filed with the Commission on November 20, 1997; and

        5. Current Report on Form 8-K as filed with the Commission on December 12, 1997

         All documents filed by the Partnership or the 1997 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. (the "1997 Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law and the Delaware Limited Partnership Law (collectively, the "DGCL"), the Amended and Restated Agreement of Limited Partnership of Oppenheimer Capital, L.P. (the "Partnership Agreement") requires the Partnership to indemnify the general partner, its affiliates and all of its officers, directors, partners, employees and agents (collectively, the "Indemnitees") against any and all proceedings in which the Indemnitees may be involved, or threatened to be involved, as a party or otherwise by reason of their management of the affairs of the Partnership or which relates to or arises out of the Partnership or related entities. The Partnership Agreement provides that such Indemnitees are not entitled to indemnification with respect to any claim, issue or matter in which they have been adjudged liable for actual fraud, willful misconduct or gross negligence, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

         The Partnership Agreement also provides that the general partner will not be liable to the Partnership or the holders of units of limited partnership interest in the Partnership for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) unless the general partner's action or failure to act involved an act or omission that constitutes actual fraud, gross negligence or willful or wanton misconduct.

         The inclusion of the above provisions in the Partnership Agreement may have the effect of reducing the likelihood of unitholder derivative suits against directors and may discourage or deter unitholders or management from bringing a lawsuit against Indemnitees for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Partnership and its unitholders.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         See Index to Exhibits on page 6.

ITEM 9.           UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 19th day of December 1997.

                                                    OPPENHEIMER CAPITAL, L.P.

                                                    /s/ WILLIAM D. CVENGROS
                                                    ----------------------------
                                                        William D. Cvengros
                                                        Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints William D. Cvengros and Robert M. Fitzgerald as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                                  Date
              ---------                                 -----                                  ----

/s/ WILLIAM D. CVENGROS                             Board Member,
--------------------------------------         Chief Executive Officer                   December 19, 1997
    William D. Cvengros                     (Principal Executive Officer)


/s/ ROBERT M. FITZGERALD                            Board Member,
--------------------------------------         Senior Vice President,                   December 19, 1997
    Robert M. Fitzgerald                       Chief Financial Officer
                                         (Principal Financial and Accounting
                                                      Officer)

/s/ KENNETH M. POOVEY                               Board Member,
--------------------------------------        Executive Vice President                   December 19, 1997
    Kenneth M. Poovey

                                INDEX TO EXHIBITS

EXHIBIT                                                                         PAGE
-------                                                                         ----
 5.1    Opinion of Richards, Layton & Finger

10.1    1997 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO
        Advisors L.P.

23.1    Consent of Richards, Layton & Finger (included in Exhibit 5.1)

23.2    Consent of Price Waterhouse LLP

23.3    Consent of Price Waterhouse LLP

23.4    Consent of Deloitte & Touche LLP

24.1    Power of Attorney (included on signature page)